UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 6/1/2011

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2929 Seventh Street, Suite 100

Berkeley, CA 94710-2753

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Dynavax Technologies Corporation (the “Company” or “Dynavax”) with the U.S. Securities and Exchange Commission on June 3, 2011 (“Original Filing”). The sole purpose of this Amendment No. 1 is to disclose the decision of Dynavax’s Board of Directors (the “Board”) as to how frequently Dynavax will conduct future stockholder advisory votes regarding compensation awarded to its named executive officers. No other changes have been made to the Original Filing.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At Dynavax’s 2011 Annual Meeting of Stockholders held on June 1, 2011, Dynavax’s stockholders voted on, among other matters, a proposal to indicate, on an advisory basis, the preferred frequency of future stockholder advisory votes regarding compensation awarded to named executive officers. As previously reported in the Original Filing, the stockholders indicated, by advisory vote, a preferred frequency of future advisory votes of once every three years. Based on these results, the Board’s recommendation to stockholders, and the Board’s consideration of the appropriate voting frequency for Dynavax at this time, the Board resolved that Dynavax will conduct future stockholder advisory votes regarding compensation awarded to its named executive officers once every three years. The next required stockholder advisory vote on the frequency of future stockholder advisory votes regarding compensation awarded to named executive officers will be conducted at the Company’s 2014 Annual Meeting of Stockholders.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAVAX TECHNOLOGIES CORPORATION

Date: July 22, 2011	By:	/s/ Michael S. Ostrach
Michael S. Ostrach Vice President